UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 5, 2010

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       OTHER EVENTS.

On February 5, 2010, the following executive officers (collectively, “Covered Persons”) of HF Financial Corp. (the “Company”) established separate stock sale plans (each a “Rule 10b5-1 Plan”) pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and the Company’s insider trading policies:

•              Darrel L. Posegate, Executive Vice President, CFO & Treasurer of the Company

•              David A. Brown, Senior Vice President/Community Banking of Home Federal Bank

•              Brent R. Olthoff, Senior Vice President, CFO & Treasurer of Home Federal Bank

•              Natalie A. Sundvold, Senior Vice President/Service & Support of Home Federal Bank

•              Michael Westberg, Senior Vice President/Corporate Strategy of Home Federal Bank

•              Mary F. Hitzemann, Senior Vice President/Human Resources of Home Federal Bank

Rule 10b5-1 permits individuals who are not in possession of material nonpublic information to establish written, prearranged plans to buy or sell shares of the Company’s common stock (“Common Stock”).

Throughout fiscal 2010 and 2011, restricted stock grants that were made to Covered Persons will vest.  These grants were made in fiscal 2006, 2007, 2008, 2009 and 2010 under the Company’s Long-Term Incentive Plan.  Under the Rule 10b5-1 Plans, Covered Persons will sell shares of Common Stock in an approximate amount necessary to pay taxes due upon vesting of such restricted stock grants.  Each Rule 10b5-1 Plan sets forth a specified amount, time and price for any sale of Common Stock.  The Rule 10b5-1 Plans will terminate on February 4, 2011.

To the extent required by applicable securities laws, transactions by the Covered Persons pursuant his or her respective Rule 10b5-1 Plan will be disclosed publicly in filings with the Securities and Exchange Commission.

Approximately 6,120 shares of Common Stock will be sold by Covered Persons pursuant to the Rule 10b5-1 Plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date: February 8, 2010	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
and Chief Executive Officer
(Duly Authorized Officer)

Date: February 8, 2010	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer, and Treasurer
(Principal Financial Officer)